CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use by reference in this Registration Statement (Post-Effective Amendment No. 2 to the Securities Act Registration No. 333-189791 and Post-Effective No. 5 to the Investment Company Act Registration Statement No. 811-22860) on Form N-2 of our report dated May 28, 2014, relating to the March 31, 2014 financial statements of Pine Grove Alternative Institutional Fund appearing in this Registration Statement.

We also consent to the reference to our Firm under the captions "Independent Registered Public Accounting Firm", "Financial Statements" and "Financial Highlights" in such Registration Statement.

/s/Rothstein Kass

Roseland, New Jersey

July 29, 2014